Quarterly Statistical Summary Data (in millions)	Exhibit 99.2

		2002			2001

		Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Managed

Net Interest Income		$1,435.3	$1,234.3	$1,172.5	$1,021.7	$962.1	$858.2	$791.8
Non-Interest Income		$1,189.1	$1,145.0	$990.2	$963.4	$872.1	$814.3	$764.0
Provision for Loan Losses		$1,055.9	$881.9	$699.5	$624.0	$492.7	$431.7	$405.9
Net Interest Margin		9.57%	8.89%	9.28%	9.02%	9.62%	9.49%	9.60%
Revenue Margin		17.49%	17.13%	17.12%	17.53%	18.35%	18.49%	18.87%
Net Charge-offs		$685.7	$639.4	$548.6	$517.5	$417.8	$385.4	$335.3
Net Charge-off Rate		4.96%	4.98%	4.70%	5.01%	4.51%	4.61%	4.40%

Reported

Net Interest Income		$722.4	$654.4	$611.2	$511.8	$449.1	$392.0	$397.3
Non-Interest Income		$1,520.2	$1,384.8	$1,241.5	$1,189.0	$1,155.4	$1,084.3	$1,035.1
Provision for Loan Losses		$674.1	$541.8	$389.6	$339.6	$262.9	$235.4	$282.5
Net Interest Margin		8.91%	8.53%	8.96%	8.46%	8.49%	8.08%	8.84%
Revenue Margin		27.64%	26.59%	27.15%	28.10%	30.34%	30.43%	31.85%
Net Charge-offs		$303.9	$299.4	$238.7	$233.2	$188.1	$189.1	$211.9
Net Charge-off Rate		4.58%	4.72%	4.26%	4.81%	4.29%	4.54%	5.47%

	2000				1999

	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Managed

Net Interest Income	$741.3	$690.8	$638.6	$640.7	$590.3	$573.0	$542.0	$527.3
Non-Interest Income	$710.6	$633.8	$566.8	$500.4	$481.8	$446.3	$406.5	$364.3
Provision for Loan Losses	$368.4	$308.6	$281.6	$259.0	$241.7	$236.1	$201.2	$210.6
Net Interest Margin	10.52%	11.16%	11.31%	11.63%	11.07%	11.43%	11.16%	10.83%
Revenue Margin	20.60%	21.41%	21.35%	20.71%	20.11%	20.33%	19.53%	18.31%
Net Charge-offs	$301.6	$258.0	$244.2	$228.2	$206.6	$197.8	$186.9	$191.2
Net Charge-off Rate	4.57%	4.48%	4.67%	4.52%	4.36%	4.36%	4.25%	4.39%

Reported

Net Interest Income	$476.2	$431.2	$378.9	$367.0	$304.1	$282.9	$257.5	$237.6
Non-Interest Income	$880.9	$805.6	$717.5	$661.1	$658.5	$624.4	$575.9	$527.6
Provision for Loan Losses	$273.9	$220.8	$172.6	$146.0	$132.1	$124.1	$86.2	$84.1
Net Interest Margin	11.98%	12.48%	12.96%	12.70%	11.09%	11.68%	11.15%	10.70%
Revenue Margin	34.14%	35.79%	37.50%	35.57%	35.11%	37.46%	36.09%	34.47%
Net Charge-offs	$207.0	$170.2	$135.3	$115.2	$96.9	$85.7	$71.7	$64.8
Net Charge-off Rate	5.88%	5.63%	5.40%	4.75%	4.49%	4.40%	3.87%	3.79%

	1998				1997

	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Managed

Net Interest Income	$451.9	$447.4	$405.4	$419.8	$362.7	$331.6	$296.9	$310.6
Non-Interest Income	$333.0	$269.1	$257.4	$223.9	$233.0	$221.6	$172.7	$159.1
Provision for Loan Losses	$201.7	$221.9	$225.1	$250.7	$261.3	$249.5	$206.0	$188.8
Net Interest Margin	9.67%	10.30%	9.98%	10.48%	9.27%	9.08%	8.32%	8.82%
Revenue Margin	16.79%	16.50%	16.32%	16.07%	15.22%	15.15%	13.16%	13.34%
Net Charge-offs	$201.9	$211.1	$225.0	$220.9	$261.2	$221.0	$208.7	$186.2
Net Charge-off Rate	4.88%	5.36%	6.24%	6.27%	6.53%	6.84%	6.57%	5.93%

Reported

Net Interest Income	$186.1	$179.1	$171.8	$164.9	$113.7	$96.4	$82.2	$87.5
Non-Interest Income	$458.5	$388.9	$330.9	$317.1	$317.1	$282.2	$230.1	$243.7
Provision for Loan Losses	$61.4	$73.5	$64.9	$89.1	$96.4	$75.0	$48.8	$50.3
Net Interest Margin	9.41%	9.88%	9.76%	9.83%	7.17%	6.96%	5.91%	6.27%
Revenue Margin	32.58%	31.34%	28.57%	28.74%	27.18%	27.35%	22.47%	23.74%
Net Charge-offs	$61.7	$62.6	$64.8	$59.3	$60.4	$46.5	$48.8	$47.6
Net Charge-off Rate	4.29%	4.46%	4.97%	4.96%	4.60%	4.83%	4.88%	4.69%